UNITED STATES SECURITIES AND EXCHANGE COMMISSION
FIRST AMENDMENT TO FORM 8-K REPORT

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 13a-11 of the Securities Exchange Act of 1934

For the Period Ended: November 20, 2007

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: November 14, 2007)

Filing Date of this Report: November 26, 2007

DISTRIBUTION MANAGEMENT SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-27539	65-0574760
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

None
(Street Address of Principal Executive Office)

Mailing Address:
11601 Biscayne Boulevard
Suite 201
North Miami, Florida 33181

(305) 893-9270
(Registrant’s Telephone Number Including Area Code)
Telecopier (305) 893-6696

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL
STATEMENTS.
ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On November 14, 2007, we received an e-mail notification from Sherb & Co., L. L. P., a Florida limited liability partnership, as to its resignation as our principal certifying accountant, which resignation became effective on November 15, 2007. We filed a report on Form 8-K with the SEC on November 20, 2007. That report was for the period ended November 15, 2007 and disclosed our version of the resignation of the Sherb firm as our independent principal certifying accountant. This report is the first amendment to the subject report on Form 8-K.

     As a part of our obligations to the SEC, we are required to publish a copy of the Sherb firm's response to our statements in accordance with Item 304(a)(3) of Regulation S-B. The purpose of this type of letter is to allow our former accountant to tell the SEC if what we reported to the public about its resignation was accurate.

     On November 26, 2007, we received a facsimile of the Sherb firm's comments dated November 26, 2007 as to the accuracy of our statements in the subject Form 8-K report in accordance with Item 304(a)(3), which letter we are annexing as Exhibit 16.1 hereof.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D. Exhibits.

     The following table lists the exhibit that we are annexing to this report. We consider this exhibit "filed" for purposes of Section 18 of the Securities Exchange Act.

Exhibit No.	Description of Exhibit

16.1	The Sherb Firm's Letter to the SEC Required by Item 304(a)(3)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

By Order of the Board of Directors, Dated: November 26, 2007